UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2022
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois
(Address of principal executive offices)
60523
(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously disclosed in the Current Report on Form 8-K filed on March 17, 2022, Federal Signal Corporation (the “Company”) announced the retirement of Daniel A. DuPré, a named executive officer in the Company’s most recent proxy statement filed on March 11, 2022. Mr. DuPré’s retirement from the position of Vice President, General Counsel and Secretary was effective April 26, 2022. Following his retirement, Mr. DuPré continued to work for the Company through September 2, 2022, which was his last day of employment with the Company.

In connection with his retirement and termination of employment, the Company and Mr. DuPré entered into a Separation Agreement and General Release effective September 12, 2022 (the “Agreement”), the material terms of which are as follows:

•Accelerated pro-rata vesting of 2,608 and 1,031 units of unvested restricted stock originally granted in 2020 and 2021, respectively.
•Accelerated pro-rata vesting of 5,909 and 2,333 units of unvested performance-based restricted stock units (“PSUs”) originally granted in 2020 and 2021, respectively, subject to such PSUs being earned in accordance with their terms and conditions as set forth in the original award agreements. Mr. DuPré’s PSUs shall be earned, if at all, based on the Company’s actual performance through the end of the applicable three-year performance period, which is the three-year period ending on December 31, 2022 for the PSUs originally granted in 2020, and the three-year period ending on December 31, 2023 for the PSUs originally granted in 2021. If applicable, any such earned PSUs will be distributed consistent with the terms of the original award agreements, at the same time as other 2020 and 2021 award recipients.
•Accelerated pro-rata vesting of 1,327 and 820 stock options originally granted in 2020 and 2021, respectively.
•The expiration date for all of Mr. DuPré’s previously vested stock options and any such stock options for which vesting has been accelerated on a pro-rata basis under the terms of the Agreement will be extended to the earlier of (i) September 2, 2027, or (ii) their original expiration date.

The modifications of the vesting requirements of the long-term equity incentive awards described above were approved by the Compensation and Benefits Committee of the Company’s Board of Directors.

Pursuant to the Agreement, Mr. DuPré agreed to a general release of the Company from any actions, claims or liabilities arising out of the termination of his employment with the Company and agreed to certain non-compete and non-solicitation provisions. Mr. DuPré also waived any rights to any other severance benefits for which he may have been eligible under any other plans, programs or agreements with the Company.

The foregoing summary of the material terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form
8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Separation Agreement, effective September 12, 2022, by and between Daniel A. DuPré and Federal Signal Corporation.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: September 13, 2022	By:	/s/ Ian A. Hudson
Ian A. Hudson, Senior Vice President and Chief Financial Officer